Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut 06156

William J. Casazza
Vice President and
Corporate Secretary

April 10, 2002

Dear Fellow Shareholder:

We have previously sent you proxy material relating to the Annual Meeting of Shareholders to be held on Friday, April 26, 2002.

According to our records, your WHITE Aetna proxy card for the meeting has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

Since the time remaining is short, we urge you to sign, date and mail the enclosed WHITE Aetna proxy card promptly. For assistance in voting your shares, or for further information, please contact our Proxy Solicitor, Georgeson Shareholder Communications Inc. at (866) 800-0501.

If you have already mailed your WHITE Aetna proxy card, please accept our thanks and disregard this request.

Sincerely,

William J. Casazza
Vice President and Corporate Secretary

Additional Information: Aetna’s 2002 Proxy Statement was filed with the Securities and Exchange Commission on March 18, 2002 and mailed to Aetna’s shareholders on or about March 20, 2002. Aetna filed additional participant information with the SEC on April 4, 2002. Aetna’s shareholders should read these materials, and all additional materials that Aetna files with the SEC, because they contain important information relating to the 2002 Annual Meeting.